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                                                                    Exhibit 23.4


                       CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Trans Financial, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                            /s/ KPMG Peat Marwick LLP

Louisville, Kentucky
June 12, 1998